Exhibit 10.31
APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) dated                      by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Corporation”), and                                         (the “Grantee”) evidences the award (the “Award”) of restricted stock units (“Stock Units”) granted by the Corporation to the Grantee as to the number of Stock Units first set forth below.

Number of Stock Units:[1]	Award Date:

Performance-Based Vesting Period:[1,2] January 1, — December 31,

Time-Based Vesting Period:[1,2] January 1, — December 31,
     The Award is granted under the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Restricted Stock Units (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein.

“GRANTEE”

Signature

Print Name
APRIA HEALTHCARE GROUP INC.
a Delaware corporation

By:

Print Name:

Title:

CONSENT OF SPOUSE
     In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 7 of the Terms and Section 7.1 of the Plan.

[2]	Subject to early termination under Sections 2, 5 and 8 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.    Stock Units; Vesting.
     1.1    Stock Units. As used herein, a “Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Corporation. The Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Stock Units vest pursuant to this Section 1. One-third (1/3) of the Stock Units subject to the Award shall be subject to the time-based vesting requirements set forth in Section 1.2 (“Time-Based Units”). Two-thirds of the Stock Units subject to the Award shall be subject to the performance-based and time-based vesting requirements set forth in Section 1.3 (“Performance-Based Units”).
     1.2    Time-Based Units. Subject to Sections 2 and 5 below, one hundred percent (100%) of the Time-Based Units subject to the Award shall vest and become nonforfeitable on the last day of the Time-Based Vesting Period (as set forth on the cover page of this Award Agreement) (the “Time-Based Unit Vesting Date”).
     1.3    Performance-Based Units. The Performance-Based Units subject to the Award shall be subject to the vesting requirements set forth in both Section 1.3.1 and Section 1.3.2.
     1.3.1    Performance-Based Vesting. Subject to Sections 1.3.2, 2 and 5 below, promptly following the conclusion of the Performance-Based Vesting Period (as set forth on the cover page of this Award Agreement), the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) shall determine the number of Performance-Based Units subject to the Award (if any) that have become vested for purposes of this Section 1.3.1 based on the actual performance of the Corporation during the Performance-Based Vesting Period (“Actual Performance”) relative to the performance threshold (“Performance Threshold”) and performance target (“Performance Target”) for each of the performance measures (each, a “Performance Measure”) established by the Committee for such period as set forth on Schedule A attached hereto. Subject to Section 1.3.2, Stock Units shall vest for purposes of this Section 1.3.1 as of the conclusion of the Performance Period as follows:
•	if Actual Performance for that Performance Measure equals or exceeds the Performance Target, 50% of the Performance-Based Units will vest on February 18, 2009 based on that Performance Measure, or as soon thereafter as the achievement can practicably be determined;

•	if Actual Performance for that Performance Measure equals but does not exceed the Performance Threshold, 25% of the Performance-Based Units will vest on February 18, 2009 based on that Performance Measure, or as soon thereafter as the achievement can practicably be determined;

•	if Actual Performance for that Performance Measure has exceeded the Performance Threshold but the Performance Target for that Performance Measure has not been achieved, between 25% and 50% of the Performance-Based Units will vest on a linear basis (e.g., if the actual revenue performance is exactly between the Performance Threshold and the Performance Target for that Performance Measure, 37.5% of the Performance-Based Units will vest based on actual revenue) based on that Performance Measure on February 18, 2009 or as soon thereafter as the achievement can practicably be determined; and

•	if the Performance Threshold for that Performance Measure has not been achieved, 0% of the Performance-Based Units will vest as a result of performance based on that Performance Measure.
No more than 50% of the total number of Performance-Based Units subject to the Award shall vest with respect to any particular Performance Measure. Vesting pursuant to this Section 1.3.1 is cumulative as to both Performance Measures (that is, the total number of Performance-Based Units subject to the Award that vest with respect to one Performance Measure shall be added to the total number of Performance-Based Units subject to the Award that vest with respect to the other Performance Measure to determine the total number of Performance-Based Units subject to the Award that vest pursuant to this Section 1.3.1). Performance-Based Units subject to the Award that do not vest in accordance with this Section 1.3.1 shall be forfeited without payment therefor as of the last day of the Performance-Based Vesting Period.
     1.3.2    Time-Based Vesting of Performance-Based Units. Subject to Sections 2 and 5 below and notwithstanding anything to the contrary in Section 1.3.1, (a) one-half (1/2) of the number of Performance-Based Units subject to the Award that become vested for purposes of Section 1.3.1 shall become vested for purposes of this Section 1.3.2 as of the earlier of the date in 2009 the Corporation’s 2008 financial results are audited and February 28, 2009, and (b) the remaining one-half of the Performance-Based Units subject to the Award that become vested for purposes of Section 1.3.1 shall become vested for purposes of this Section 1.3.2 as of February 18, 2010 (the applicable vesting date referred to in clause (a) above and February 18, 2010 are each referred to in this Award Agreement as a “Performance-Based Unit Vesting Date”). In the event that the Corporation’s 2008 financial results have not been audited as of February 28, 2009, the number of Performance-Based Units that become vested for purposes of Section 1.3.1 and clause (a) of this Section 1.3.2 shall be determined by the Committee in good faith based on the financial information then available. For avoidance of doubt, subject to Sections 2 and 5 below, Performance-Based Units subject to the Award shall not become payable, and there shall be no Distribution Date (as defined in Section 4 below) with respect thereto, unless and until such Performance-Based Units have become vested for purposes of both Section 1.3.1 and this Section 1.3.2.
2.    Termination of Employment/Service; No Employment/Service Commitment.
     2.1    Continuance of Employment/Service Required. The vesting of Time-Based Units and Performance-Based Units subject to the Award and the rights and benefits under this Award Agreement require continued employment or service through the applicable Distribution Date (as defined in Section 4) applicable to such units. Except as expressly provided in this Section 2 or in Section 5, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided herein or under the Plan.
     2.2    Possible Vesting upon Termination of Employment/Service. If the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, unless the provisions of Section 5 apply in which case the provisions of that section shall prevail, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”). The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Award Agreement.

     2.2.1    Termination Due to Death, Disability or Retirement Prior to End of Time-Based Vesting Period. In the event the Grantee’s employment or services terminate due to the Grantee’s death, Disability (as defined below) or Retirement (as defined below) prior to the conclusion of the Time-Based Vesting Period, the Time-Based Units subject to this Award shall vest on a pro rata basis as of the Grantee’s Severance Date. The number of Time-Based Units that shall so vest shall equal (i) the number of Time-Based Units subject to the Award (to the extent such units are not then vested), multiplied by (ii) a fraction, the numerator of which shall be the number of whole months during the Time-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary, and the denominator of which shall be the number of whole months in the Time-Based Vesting Period. If this Section 2.2.1 applies, any Time-Based Units subject to the Award that do not vest in accordance with the foregoing provisions shall terminate as of the Grantee’s Severance Date.
     2.2.2    Termination Due to Death, Disability or Retirement Prior to End of Performance-Based Vesting Period. In the event the Grantee’s employment or services terminate due to the Grantee’s death, Disability or Retirement prior to the conclusion of the Performance-Based Vesting Period, the number of Performance-Based Units subject to the Award that shall become vested as of the conclusion of the Performance-Based Vesting Period shall equal (a) the number of Performance-Based Units subject to the Award that would have vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.3.1 above (assuming no termination of employment or services had occurred), multiplied by (b) a fraction, the numerator of which shall be the number of whole months during the Performance-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary, and the denominator of which shall be the number of whole months in the Performance-Based Vesting Period (the “Pro-Rata Fraction”). If this Section 2.2.2 applies, any Performance-Based Units subject to the Award that do not vest in accordance with the foregoing provisions shall terminate as of the conclusion of the Performance-Based Vesting Period.
     2.2.3    Termination Due to Death, Disability or Retirement after Performance-Based Vesting Period. In the event the Grantee’s employment or services terminate due to the Grantee’s death, Disability or Retirement on or after the conclusion of the Performance-Based Vesting Period, the aggregate number of Performance-Based Units subject to the Award that became vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.3.1 above shall become vested as of the Grantee’s Severance Date (to the extent outstanding and not otherwise vested on or before such date pursuant to Section 1.3.2).
     2.2.4    Termination for Any Reason Other than Death, Disability or Retirement. Subject to Section 5 below, in the event the Grantee’s employment or services terminate for any reason other than the Grantee’s death, Disability or Retirement, the Award and any Stock Units subject to the Award, to the extent not vested (pursuant to Sections 1.2 and 1.3) on the Severance Date, shall terminate as of the Severance Date.
     2.2.5    Definitions. For purposes of this Award Agreement, “Disability” means a “disability” as such term is defined for purposes of Section 409A of the Code. For purposes of this Award Agreement, “Retirement” means a Separation from Service (as defined below) by the Grantee that occurs both (a) upon or after the Grantee’s attainment of age 55 and (b) upon or after the date when the sum of the Grantee’s age and the Grantee’s years of service to the Corporation and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Corporation’s 401(k) Plan) is at least 60. For purposes of this Award Agreement, a “Separation from Service” means the Grantee’s

“separation from service” with the Corporation and its Subsidiaries as that term is used for purposes of Section 409A of the Code.
     2.3    No Employment/Service Commitment. Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.
3.    No Stockholder Rights.
     The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.
4.    Timing and Manner of Distribution of Stock Units.
     Stock Units subject to the Award that vest (pursuant to Section 1.2 or 1.3) will be paid in an equivalent number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) no later than seventy (70) days after the applicable Distribution Date with respect to such Stock Units. Such payment shall be subject to the tax withholding provisions of Section 8 below and Section 8.5 of the Plan and subject to adjustment as contemplated by Section 7 below and Section 7.1 of the Plan and shall be in complete satisfaction of such vested Stock Units. The Grantee or other person entitled under the Plan to receive the shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Corporation or its Subsidiaries unless the Corporation is otherwise instructed in writing.
     The “Distribution Date” for the Stock Units that vest pursuant to the Award shall be determined pursuant to this paragraph. The Distribution Date for Time-Based Units that vest pursuant to Section 1.2 shall be the Time-Based Unit Vesting Date. The Distribution Date for Performance-Based Units that vest pursuant to Section 1.3 shall be the applicable Performance-Based Unit Vesting Date. The Distribution Date for Performance-Based Units that vest pursuant to Section 2.2.2 shall be the last day of the Performance-Based Vesting Period. The Distribution Date for Stock Units that vest pursuant to either Section 2.2.1 or Section 2.2.3 shall be the date of the Grantee’s death, Disability or Retirement, as applicable. The Distribution Date for Stock Units that vest pursuant to Section 5.1 or Section 5.2 shall be the date on which the related Change in Control occurs.
5.    Changes in Control.
     5.1 Possible Acceleration upon Change in Control. Upon a Change in Control (as defined below), if the Stock Units subject to the Award are not then otherwise fully vested (and have not previously terminated), they shall automatically become vested immediately prior to the occurrence of such event. Subject to Section 5.2 below, if an acceleration of the outstanding Stock Units subject to the Award is triggered by this Section 5.1 but the Grantee’s employment terminated prior to the event triggering such acceleration in circumstances covered by Section 2.2.2 and the number of Performance-Based Units that are to vest pursuant to Section 2.2.2 has not yet been determined as of the date of such event, the number of Performance-Based Units subject to the Award which shall vest in accordance with such event shall equal the number of Performance-Based Units outstanding subject to the Award immediately prior to such event multiplied by the Pro-Rata Fraction, and the balance of the Performance-Based Units subject to the Award (the portion not so vested) shall thereupon terminate. The preceding sentence shall control in the event of any discrepancy with Section 2.2.2. For purposes of this Award Agreement, “Change in Control” shall mean a “change in the ownership or effective control” of the Corporation, or a change “in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code.
     5.2    Termination of Employment in Connection with a Change in Control. The following provisions of this Section 5.2 supersede any inconsistent provision of Section 2.2. The Stock Units subject to the Award, to the extent such Stock Units are outstanding and have not previously become vested in accordance with the terms hereof and except as provided in the next sentence, shall be deemed to be have been fully vested as of the Grantee’s Severance Date if the Grantee incurs a Qualifying Termination. The Grantee shall be deemed to have incurred a “Qualifying Termination” for this purpose if the Grantee’s employment is terminated by the Corporation or a Subsidiary without Cause within the period that ends with a Change in Control and begins with the first to occur of (i) the initial public announcement of the Change in Control, or (ii) the 90th day preceding the Change in Control.
     For purposes of this Award Agreement, “Cause” shall mean that the Corporation, acting in good faith based upon the information then known to the Corporation, determines that the Grantee has (1) engaged in or committed willful misconduct; (2) engaged in or committed theft, fraud or other illegal conduct; (3) refused or demonstrated an unwillingness to substantially perform his duties for a 30-day period after written demand for substantial performance that refers to this paragraph and is delivered by the Corporation that specifically identifies the manner in which the Corporation believes the Grantee has not substantially performed his duties; (4) refused or demonstrated an unwillingness to reasonably cooperate in good faith with any Corporation or government investigation or provide testimony therein (other than such failure resulting from the Grantee’s disability); (5) engaged in or committed insubordination; (6) engaged in or committed any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Corporation or, if the Grantee is employed by a Subsidiary, the Subsidiary that employs the Grantee; (7) willfully violated his fiduciary duty or his duty of loyalty to the Corporation or a Subsidiary, or the Corporation’s Code of Ethical Business Conduct in any material respect; (8) used alcohol or drugs (other than drugs prescribed to the Grantee by a physician and used by the Grantee for their intended purpose for which they had been prescribed) in a manner which materially and repeatedly interferes with the performance of his duties hereunder or which has the effect of materially injuring the reputation or business of the Corporation or a Subsidiary; or (9) engaged in or committed a material breach of any written agreement with the Corporation or a Subsidiary for a 30-day period after written notification is delivered by the Corporation or a Subsidiary, as applicable, that specifically refers to this paragraph and identifies the manner in which the Corporation or Subsidiary believes the Grantee has materially breached such agreement. For purposes of this paragraph, no act, or failure to act, on the Grantee’s part shall be considered willful unless done or omitted to be done, by the Grantee not in good faith or without reasonable belief that his action or omission was in the best interest of the Corporation or, if the Grantee is employed by a Subsidiary, the Subsidiary. Notwithstanding anything herein to the contrary, for purposes of any termination of employment that occurs within the period that (1) begins with the first to occur of (a) the initial public announcement of a Change in Control, or (b) the 90th day preceding a Change in Control and (2) ends with such Change in Control, “Cause” shall instead mean only the occurrence of either or both of the following: (A) the Grantee’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (B) the willful engaging by the Grantee in misconduct that is significantly injurious to the Corporation. Notwithstanding the foregoing, the Grantee shall not be deemed to have been terminated for Cause without delivery to the Grantee of a notice of termination signed by the Corporation’s Chairman of the Board stating that the Board of Directors of the Corporation has determined that the Grantee has engaged in or committed conduct of the nature described in this paragraph, and specifying the particulars thereof in detail.
     5.3    Section 280G. Notwithstanding anything else contained in this Section 5 to the contrary, in no event shall the Award be accelerated to an extent or in a manner which would not be fully deductible by the Corporation for federal income tax purposes because of Section 280G of the Code. If the Grantee would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Grantee may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if the Grantee is a party to an employment or other agreement with the Corporation, or is a participant in a severance program sponsored by the Corporation, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the Award (for example, and without limitation, the Grantee may be a party to an employment agreement with the Corporation that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to the Award).
     5.4    Section 409A. Notwithstanding any provision of this Award Agreement to the contrary, if the Grantee is a “specified employee” as defined in Section 409A of the Code, the Grantee shall not be entitled to any payment with respect to the Award in connection with the Grantee’s Separation From Service until the earlier of (a) the date which is six (6) months after the Grantee’s Separation From Service for any reason other than the Grantee’s death, or (b) the date of the Grantee’s death. Any amounts otherwise payable to the Grantee following the Grantee’s Separation From Service that are not so paid by reason of this Section 5.4 shall be paid as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Grantee’s Separation From Service (or, if earlier, the date of the Grantee’s death). The provisions of this Section 5.4 shall only apply if, and to the extent, required to comply with Section 409A of the Code.
6.    Non-Transferability.
     Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Grantee under this Award Agreement or the Plan may be transferred, except as expressly provided in Section 5.7 of the Plan. No specific exception to the general transfer prohibitions set forth in Section 5.7 of the Plan has been authorized by the Committee.
7.    Adjustments.
     Upon the occurrence of an Event (as defined below), the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award. If an Event shall occur and the Award has not been fully vested and paid upon such Event or prior thereto, the Award may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of the Award. Such Restricted Property shall become payable at the times set forth in Section 4 above. Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Award becomes payable in accordance with Section 4 above. Notwithstanding the foregoing, the Award and any Common Stock or other securities or property payable in respect of the Award shall continue to be subject to proportionate and equitable adjustments (if any) under this Section 7 consistent with the effect of such events on stockholders generally, as the Committee determines to be necessary or appropriate, and in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units granted under the Plan. All rights of the Grantee hereunder are subject to those adjustments. For purposes of this Award Agreement, “Event” means a liquidation, dissolution, Change in Control, merger, consolidation, or other combination or reorganization, stock split, stock dividend, reverse stock split, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Corporation or any significant Subsidiary), or a sale or other distribution of all or substantially all the assets of the Corporation as an entirety.
     The Committee shall, to the extent it determines appropriate in order to preserve the intended incentives, adjust the Performance Measures, Performance Thresholds and Targets to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were established, including without limitation the effects of any unbudgeted changes in government reimbursement rates, [sensitive competitive information deleted]. Notwithstanding the forgoing, the Committee will not make any change or adjustment under the Plan to the extent it would cause Plan bonuses to cease to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. No adjustment may be made on or following the occurrence of a Change in Control, except by the Committee as constituted immediately prior to such Change in Control within a reasonable period of time following the occurrence of such Change in Control.
8.    Tax Withholding.
     Subject to Section 8.5 of the Plan, upon any distribution of Common Stock in respect of the Stock Units, the Corporation shall, to the extent it is legally permitted to do so, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates unless the Grantee has made other arrangements approved by the Administrator to provide for such withholding. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
9.    Notices.
     Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be deemed to be “given” only when actually received, but if the Grantee is no longer an Eligible Person, shall be deemed to have been duly “given” as of the date mailed in accordance with the foregoing provisions of this Section 9.
10.    Limitation on Grantee’s Rights.
     The Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make distributions, subject to vesting and the other terms and conditions hereof, as provided in Sections 3 and 4 above. The Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become distributable or payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.
11.    Plan.
     The Award and all rights of the Grantee under this Award Agreement are subject to all of the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement and having had ample opportunity to consult (to the extent the Grantee has determined it appropriate to do so) with his or her own legal, tax and financial advisors regarding the Award. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
12.    Entire Agreement.
     This Award Agreement (including these Terms and any other document expressly referred to herein) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
13.    Governing Law.
     This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
14.    Arbitration.
     Any dispute or controversy arising under or in connection with this Award Agreement shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association’s National Rules for Resolution of Employment Disputes as then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The fees and expenses of the arbitrator shall be borne by the Company.
15.    Construction.
     This Award Agreement shall be construed and interpreted to comply with Section 409A of the Code. The Corporation reserves the right to amend this Award Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Stock Units in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.
16.    Effect of this Agreement.
     This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
17.    Counterparts.
     This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
18.    Section Headings.
     The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
19.    Agreements Regarding Noncompetition and Nonsolicitation.
     Notwithstanding anything else contained herein to the contrary, the right of the Grantee to the Award, as well as the right of the Grantee to or with respect to any Common Stock or cash that is payable or has, at the relevant time, previously been paid with respect to the Award (or any consideration received in respect thereof, as the case may be) is subject to the terms and conditions of the Grantee’s “Noncompetition and Nonsolicitation Agreement” with the Corporation (or any similar or successor agreement, as applicable), including any such agreement that may be entered into after the Award Date (the Grantee’s “Noncompetition and Nonsolicitation Agreement”). This Restricted Stock Unit Award Agreement is one of the Grantee’s Incentive Compensation Agreements as defined in such Noncompetition and Nonsolicitation Agreement. By accepting the Award, and again by accepting any payment of Common Stock or cash with respect to the Award, the Grantee affirms his or her representations, covenants and agreements set forth in his or her Noncompetition and Nonsolicitation Agreement and agrees that his or her rights with respect to the Award and any such payment (or any consideration received in respect thereof, as the case may be) are and shall continue thereafter to be subject to such Noncompetition and Nonsolicitation Agreement. [Provision included in agreements for Divisional Vice Presidents and above.]
20.    Stock Ownership Requirements.
     The Award and all rights of Grantee under this Award Agreement or in connection with any shares of the Corporation’s Common Stock acquired pursuant to this Award Agreement are and shall be subject to, and Grantee agrees to be bound by, all of the terms and conditions of the Corporation’s Stock Ownership Requirements as in effect from time to time. [Provision included in agreements for Senior Vice Presidents and above.]

SCHEDULE A

2008 PERFORMANCE MEASURES

Performance	Performance	Performance
Measure	Threshold	Target	Weight

[confidential financial performance measures omitted]
Note: For purposes of this Agreement, each Performance Measure shall be determined on a consolidated basis in accordance with generally accepted accounting principles as applied in the Corporation’s financial reporting.
All thresholds and targets are also subject to adjustment in accordance with Section 7 of this Agreement.

Schedule B contains sensitive competitive information

and has been omitted from this filing.